Exhibit 10.9

WAIVER AND AMENDMENT NO. 4

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WAIVER AND AMENDMENT NO. 4 dated as of February 11, 2019 (this “Waiver and Amendment”) to the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of October 7, 2016 (as the same has been and may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) among (i) STX FINANCING, LLC, a Delaware limited liability company, as Borrower, (ii) STX FILMWORKS, INC., a Delaware corporation, as Parent, (iii) the GUARANTORS referred to therein, (iv) the LENDERS referred to therein, and (v) JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders and as Issuing Bank.

INTRODUCTORY STATEMENT

WHEREAS, the Borrower has requested that the Lenders consent to an exclusion of up to $21.6 million of non-recurring costs incurred during the fiscal year ended September 30, 2018 from calculations of Overhead for purposes of Section 6.23 of the Credit Agreement during (only) such fiscal year (the “Non-Recurring Cost Exclusion”);

WHEREAS, the Borrower is in breach of the Overhead covenant set forth in Section 6.23 of the Credit Agreement for the fiscal year ending September 30, 2018 as a result of the Overhead balance at the end of such fiscal year totaling $70.3 million on a “net” basis (after giving effect to the Non-Recurring Cost Exclusion described above) (the “Overhead Covenant Default”);

WHEREAS, the Borrower has requested that the Non-Recurring Cost Exclusion be approved and that Overhead Covenant Default be waived, and that the Credit Agreement be amended on the terms set forth herein;

WHEREAS, the Borrower has requested certain modifications to the “Maturity Date” as they relate to the Parent Preferred redemption date;

WHEREAS, while the Borrower has provided drafts of the financial statements for the fiscal year ended September 30, 2018, the Borrower has also requested that the Lenders consent to an extension of the required delivery date for the actual audited financial statements required under Section 5.1(a) of the Credit Agreement, and for the related Compliance Certificate, for the fiscal year ended September 30, 2018, and any reports or other documents required to be delivered concurrently therewith (including those required pursuant to Sections 5.1(c), (d), (i) and (k) of the Credit Agreement) (collectively, the “FY 2018 Financials Materials”); and

WHEREAS, the Borrower and the Lenders have agreed to certain other amendments to the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereto agree as follows:

1.               Defined Terms. Capitalized terms used but not otherwise defined herein (including any such terms used in the Introductory Statement hereto) shall have the meanings given to them in the Credit Agreement.

2.               Waiver and Consent. Subject to the occurrence of the First Option Effective Date (as defined below), the undersigned Lenders hereby (a) consent to the Non-Recurring Cost Exclusion set forth above, (b) consent to an extension of the delivery deadline for the FY 2018 Financials Materials from January 28, 2019 to February 18, 2019 and (c) waive the Overhead Covenant Default, in each case notwithstanding anything to the contrary in Section 6.23 of the Credit Agreement; provided that it shall be a condition subsequent to the foregoing waiver and consent that the Compliance Certificate for the fiscal year ending September 30, 2018, when delivered, reflect the Overhead expenditures of the Credit Parties for such fiscal not in excess (on a “net basis” after giving effect to the $21.6 million Non-Recurring Cost Exclusion) of $70.3 million. Upon the achievement of the First Option Effective Date, the consent granted under the foregoing clause 2(b) shall be effective as of January 27, 2019.

3.               Amendments to the Credit Agreement. Subject to the occurrence of the First Option Effective Date, the Credit Agreement is hereby amended as follows:

(a)             Article 1 of the Credit Agreement is amended by adding the following new Section 1.3 at the end thereof:

“SECTION 1.3 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.7(b)(ii) of this Agreement, such Section 2.7(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.7, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.7(c), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.”

(b)            Section (i) of the definition of “Borrowing Base” in Section 1.2 is amended and restated in its entirety as follows:

“(i) the P&A Advance Rate multiplied by the Credit Parties’ share of each STX Qualifying Picture’s Approved P&A Budget (the “STX P&A Credit”); provided that (A) the Borrowing Base credit under this clause (i) shall be capped at $30,000,000 for each STX Qualifying Picture and (B) the total amount of P&A Credits in the Borrowing Base under this clause (i) and clauses (ii) and (iii) below, when added together, may not exceed $95,000,000 in the aggregate at any point in time (but with any STX P&A Credit for Uglydolls not counting against the aforementioned $95,000,000 aggregate cap), plus”

(c)             Section (xii) of the definition of “Borrowing Base” in Section 1.2 is amended and restated in its entirety as follows:

“(xii) 50% of Eligible Receivables from other obligors not specified on Schedule 2.16 hereof; provided, that the aggregate amount of Borrowing Base credit under this clause (xii) shall at no time exceed (A) $750,000 for any single obligor or Affiliated Group or (B) $20,000,000 at any point in time, plus”

(d)            The proviso at the end of the definition of “Unsold Rights Credit” in Section 1.2 is amended and restated in its entirety as follows:

“provided, that on any date of determination (x) at least three (3) Major Territories shall have been sold and (y) at least two (2) Major Territories remain unsold. Notwithstanding the foregoing, commencing with the first Picture for which an Unsold Rights Credit is requested (and tested as set forth below), the 50% advance rate for such Picture shall be subject to decrease (but not increase) to a percentage equal to the product of 50% multiplied by a fraction: (a) the numerator of which is the actual aggregate sale proceeds received (or receivable pursuant to Eligible Receivables) with respect to sold Major Territories for such Picture (but only to the extent Unsold Rights Credit value had previously been included in the Borrowing Base), and (b) the denominator of which is the aggregate Major Territory Value Forecast for such Major Territories included in the calculation of the Unsold Rights Credit given at the time of the initial determination of each such component of the aggregate Unsold Rights Credit for such Picture. Such computation for each such Picture will be made upon the sale of a third Major Territory in respect of such Picture and at each subsequent Major Territory sale in respect of such Picture, and the adjustment shall apply to the entire Unsold Rights Credit in respect of such Picture at all times from the date of such computation but prior to the next adjustment computation. The Unsold Rights Credit for a Picture may not, after it has been included in the Borrowing Base, be subsequently increased.”

(e)             The proviso at the end of the definition of “Unsold TV Rights Credit” in Section 1.2 is amended and restated in its entirety as follows:

“provided, that on any date of determination (x) the Domestic Territory and at least two (2) Major Territories shall have been sold and (y) at least two (2) Major Territories remain unsold. Notwithstanding the foregoing, commencing with the first Program for which an Unsold TV Rights Credit is requested (and tested as set forth below), the 25% (or 50%, as the case may be) advance rate for such Program shall be subject to decrease (but not increase) to a percentage equal to the product of 25% (or 50%, as the case may be) multiplied by a fraction: (a) the numerator of which is the actual aggregate sale proceeds received (or receivable pursuant to Eligible Receivables) with respect to sold Major Territories for such Program (but only to the extent Unsold TV Rights Credit value had previously been included in the Borrowing Base), and (b) the denominator of which is the aggregate Major Territory Value Forecast for such Major Territories included in the calculation of the Unsold TV Rights Credit given at the time of the initial determination of each such component of the aggregate Unsold TV Rights Credit for such Program. Such computation for each such Program will be made upon the sale of a third Major Territory in respect of such Program and at each subsequent Major Territory sale in respect of such Program, and the adjustment shall apply to the entire Unsold TV Rights Credit in respect of such Program at all times from the date of such computation but prior to the next adjustment computation. The Unsold TV Rights Credit for a Program may not, after it has been included in the Borrowing Base, be subsequently increased.”

(f)             Section 1.2 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Distribution Partner Corridor Reserve” shall mean a reserve to be established at the election of the Administrative Agent to cover projected corridor entitlements of any Approved Co-Financier to revenues of a Qualifying Picture that would be payable to such Approved Co-Financier before the recoupment in full of all P&A Expenses of such Picture plus interest thereon.

“P&R Liabilities” shall mean any participation, deferment, residual and box office bonus obligations of the Credit Parties, whether owed to talent, producers, co-financiers or other third parties.

“P&R Reserve” shall mean a reserve to be established for any P&R Liabilities not otherwise deducted from amounts included in the Borrowing Base that have accrued and become payable in accordance with Section 3.30 hereof but have not yet been paid.

(g)            Section 1.2 of the Credit Agreement is hereby amended by replacing the following terms in their entireties:

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus ½ of 1%, and (iii) LIBOR for a one (1) month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for purposes of this definition, LIBOR for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, NYFRB Rate or LIBOR, respectively. If the Alternate Base Rate is being used as an alternative rate of interest pursuant to Section 2.7 hereof, then the Alternate Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Digital Product” shall mean any short-form digital content (other than a Picture or a Program) intended for initial exploitation through the internet (e.g. YouTube) or mobile applications and/or intended to be consumed via an interactive computer generated experience taking place within a simulated environment (i.e., “virtual reality”); provided that the term “Digital Product” shall not include short form or long form episodic Programs or motion pictures intended for initial exploitation on a SVOD platform like Netflix or on Amazon.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.

“LIBOR Base Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“P&A Reserve” shall mean (1) in the context of all P&A Credits other than UK P&A Credits (without duplication), (A) with respect to any Eligible Receivable to be included in the Borrowing Base that requires that the Picture be released theatrically in the Domestic Territory with minimum P&A Expenses, a reserve established by the Borrower from its cash equity, availability under the Seer P&A Facility Credit Agreement and/or availability under this Credit Agreement (as applicable) (and satisfactory evidence of such reserve shall have been provided to the Administrative Agent) in the amount necessary to pay the Credit Parties’ share of the aggregate remaining P&A Expenses in order to meet such requirements, in each case net of remaining amounts that an Approved Co-Financier or an Approved Co-Financing Venture Counterparty which has entered into a Co-Financing Intercreditor Agreement or Co-Financing Venture Interparty Agreement (if such an agreement is otherwise required hereunder) has committed to fund on a cash flow basis towards such remaining P&A Expenses; and (B) a reserve, to be established upon the inclusion of any P&A Credits for a Qualifying Picture in the Borrowing Base for which a Credit Party has committed to pay or is otherwise responsible for paying P&A Expenses, in an amount equal as of any date of determination to (x) 100% of the portion of the Approved P&A Budget that remains unspent in cash minus (y) the sum of (i) the portion of the Approved P&A Budget that remains unspent in cash that will be funded under the Seer P&A Credit Agreement, (ii) the portion of the Approved P&A Budget that remains unspent in cash that will be funded with amounts that an Approved Co-Financier or an Approved Co-Financing Venture Counterparty which has entered into a Co-Financing Intercreditor Agreement or Co-Financing Venture Interparty Agreement (if such an agreement is otherwise required hereunder) has committed to fund on a cash flow basis towards such remaining P&A Expenses and (iii) the portion of the Approved P&A Budget that remains unspent in cash that is covered by a back-stop or other funding assurance reasonably acceptable to the Administrative Agent and (2) in the context of UK P&A Credits, a reserve, to be established upon the inclusion of any UK P&A Credits for a Qualifying Picture, in an amount equal as of any date of determination to (x) 100% of the portion of the Approved UK P&A Budget that remains unspent in cash minus (y) (i) the portion of the Approved UK P&A Budget that remains unspent in cash that will be funded with amounts that an Approved Co-Financier or an Approved Co-Financing Venture Counterparty which has entered into a Co-Financing Intercreditor Agreement or Co-Financing Venture Interparty Agreement (if such an agreement is otherwise required hereunder) has committed to fund on a cash flow basis towards such remaining UK P&A and (ii) the portion of the Approved UK P&A Budget that remains unspent in cash that is covered by a back-stop or other funding assurance reasonably acceptable to the Administrative Agent.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Remaining Ultimates” shall mean, with respect to each Seasoned Picture being distributed by an Approved Domestic Distributor and which was released theatrically, the amounts during the First Cycle Period which are projected to thereafter become payable (but in the case of home entertainment ultimates (whether physical or digital home entertainment), limited to rolling 18-month forward looking projections unless home entertainment is being distributed by, and ultimates are being provided by, a Major Studio, and such ultimates from the Major Studio show a longer tenor for projections) to the Credit Parties or Co-Financing Venture Entities (with respect to the Credit Parties’ share thereof) or to a Major Studio (with respect to the Credit Parties’ share thereof pursuant to a Revenue Participation) under the applicable Distribution Agreement for the Domestic Territory from theatrical, home entertainment (including electronic sell-through, SVOD, TVOD and other digital forms) and pay television and free television in the Domestic Territory (or solely in cases where a Major Studio is the distributor and Ultimates Provider, any medium and from any territory for any tenor not in excess of the First Cycle Period) after deduction (without duplication) for any and all amounts deductible, recoupable or which may be offset by the applicable Approved Domestic Distributor from its obligation to make payments to the Credit Parties or Co-Financing Venture Entities (with respect to the Credit Parties’ share thereof) or Major Studio (with respect to the Credit Parties’ share thereof pursuant to a Revenue Participation) (including without limitation, recoupments of any advances, print and advertising or other distribution expenses, and any distribution fees or any payments made or to be made directly by such Approved Domestic Distributor (including, without limitation, any residual, participation or contingent payment) to any Person other than a Credit Party or Co-Financing Venture Entity (with respect to the Credit Parties’ share thereof) or Major Studio (with respect to the Credit Parties’ share thereof pursuant to a Revenue Participation), who is entitled to any portion of the proceeds of such Picture). The calculations of the Remaining Ultimates shall be determined solely (subject to the proviso at the end of this sentence) based on the written ultimates reports provided by the Ultimates Provider that have been delivered to the Administrative Agent, provided that, in the case of physical home entertainment ultimates, the Remaining Ultimates shall be determined by deducting the greater of the unrecouped costs and expenses that may be recouped by the Major Studio Ultimates Provider as reflected in (x) the most recent Ultimates Report and (y) the most recent accounting statement delivered by the Major Studio Ultimates Provider. The Remaining Ultimates for a Picture shall be calculated initially on the date on which such Picture becomes a Seasoned Picture (which initial calculation shall be provided to the Administrative Agent in accordance with Section 5.1(k)(i)) and thereafter in accordance with Section 5.1(k)(ii). The Remaining Ultimates (i) in the case of any receipts anticipated to be received and expenses expected to be incurred beyond one (1) year from the applicable date of determination, will be discounted to a present value based on a notional discount rate equal to the greater of (1) 8% and (2) the rate then accruing on Alternate Base Rate Loans on the applicable calculation date, and (ii) will not include any amounts in which the Administrative Agent (for the benefit of the Secured Parties) does not have a first priority perfected security interest under the UCC and applicable copyright law (subject only to the Specified Permitted Encumbrances described in Section 6.2(b)), other than with respect to Revenue Participations, in which case such perfected security interest requirement shall only apply to the payment obligation of the Major Studio in favor of the Credit Party. For the avoidance of doubt, pay-TV ultimates will be subject to the terms of the applicable rate card agreement. Additionally, Remaining Ultimates may be attributable to theatrical revenue only to the extent that (a) the Credit Parties are the theatrical distributor in the Domestic Territory and (b) the Credit Parties’ calculations of the Remaining Ultimates attributable to theatrical revenues shall be determined on conventional market standards for theatrical films. For the avoidance of doubt, (i) no amounts payable by Europa to the Credit Parties with respect to any Europa Picture may be included as a Remaining Ultimate in the Borrowing Base, (ii) no amounts may be included as a Remaining Ultimate in the Borrowing Base with respect to a Europa Servicing Picture, and (iii) for the avoidance of doubt, any Remaining Ultimates credit for Europa Rights Pictures shall be included solely to the extent attributable to any windows and media in which Borrower holds a license of rights (as opposed to merely provides services for), and after deducting the portion of the anticipated Borrower revenues that shall be payable by the Borrower to Europa or that shall be required to pay applicable residuals or participations.

“Remaining Ultimates Report” shall mean, with respect to any Seasoned Picture, a written estimate of the Remaining Ultimates for such Picture prepared by a Credit Party on the basis of a written ultimate report provided by an Ultimates Provider (that has been, or is concurrently with the Remaining Ultimates Report, delivered to the Administrative Agent), which estimate shall be calculated in the manner described in the definition of “Remaining Ultimates” and shall otherwise be in form and substance reasonably acceptable to the Administrative Agent. To the extent the computation of the Ultimates Percentage, as determined solely in the context of digital home video Remaining Ultimates for Pictures for which Borrower is the initial Ultimates Provider, yields a percentage of less than 100% for more than one Determination Date, the Administrative Agent or Required Lenders may thereafter request that the Remaining Ultimates Reports prepared by the Credit Parties for digital home entertainment ultimates be reviewed by a third party acceptable to the Administrative Agent or the Required Lenders, as applicable, in their reasonable discretion (any such review a “Third Party Review”) prior to the inclusion of such ultimates in the Borrowing Base. If the Third Party Review indicates that a lower “Remaining Ultimates” calculation should be utilized in respect of such digital home entertainment ultimates, then the Third Party Review’s estimate for such Remaining Ultimates shall be included in the Remaining Ultimates Report for such digital home entertainment ultimates in place of the Credit Parties’ estimate.

“Reserves” shall mean collectively, the sum of the Production/Acquisition Cost Reserves, the P&A Reserves, the P&R Reserves and the Distribution Partner Corridor Reserves.

(h)            Section 2.7 of the Credit Agreement is hereby amended by adding the following new clause (c) at the end thereof:

“(c) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (b)(ii) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (b)(ii) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Credit Agreement to reflect such alternate rate of interest and such other related changes to this Credit Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement. Notwithstanding anything to the contrary in Section 13.10, such amendment shall become effective without any further action or consent of any other party to this Credit Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.7(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing based on LIBOR shall be ineffective and (y) if any Borrowing Notice requests a Borrowing based on LIBOR, such Borrowing shall be made as a Borrowing based on the Alternate Base Rate.”

(i)              Section 3.24 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “As of the First Option Effective Date (as defined in Amendment No. 4 to this Credit Agreement), to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the First Option Effective Date to any Lender in connection with this Credit Agreement is true and correct in all material respects.”

(j)              Article 3 of the Credit Agreement is hereby amended by adding the following new Section 3.30 at the end thereof:

“Section 3.30 Participation Payments. Each Credit Party has complied in all material respects with any its payment obligations for P&R Liabilities as and when due on a timely basis; provided, that the Credit Parties may make interpretations in their reasonable judgment as to the appropriate dates of accrual and payment for any such P&R Liabilities, so long as balance sheet reserves (or a P&R Reserve, which may be offset by cash in the Borrowing Base pursuant to clause (xvi) of the Borrowing Base) shall be taken for any amounts accrued and payable but not yet paid.”

(k)            Section 5.1(g) of the Credit Agreement is hereby amended by adding the following language immediately after the reference to 6.24 in clause (v) therein: “and demonstrating the utilization of the Investment Baskets described in Section 6.4 hereof,”.

(l)              Section 5.1(h) of the Credit Agreement is hereby amended by deleting Subsection 5(h)(ii) in its entirety, and by deleting the designation of “(i)” appearing at the beginning of the current Subsection 5(h)(i), such that what is presently Subsection 5(h)(i) shall become the entirety of Section 5.1(h).

(m)           Section 5.1(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Within sixty (60) days after the end of each calendar quarter, a Liquidity Certificate, reflecting that the ratio, tested at the end of such preceding fiscal quarter, of (i) projected cash sources of the Credit Parties (including, without limitation, cash on hand, capital contributions which have been committed in writing (either unconditionally or subject only to such conditions as shall be acceptable to the Administrative Agent), Borrowings under (x) the Facility (taking into account projected availability based upon the Borrowing Base) and (y) the Seer P&A Credit Agreement and projected cash receipts from operations)

to (ii) projected cash uses of the Credit Parties (including debt service, amounts to be spent towards the production or acquisition of and P&A Expenses and/or UK P&A Expenses for Pictures, and all other projected cash expenditures), all as projected on a quarterly basis by the Borrower in good faith for the period from the first day of the current calendar quarter through the end of the four-quarter period commencing with the current calendar quarter, is greater than or equal to 1.10 to 1.00. The Liquidity Certificate for any unreleased Item of Product may not assume that the Credit Parties’ share of revenue or gross receipts will exceed the Credit Parties’ share of negative cost plus the Credit Parties’ share of P&A Expenses and/or UK P&A Expenses. Additionally, the Borrowers shall provide supporting details and back-up for any calculation contained within any Liquidity Certificate, including the underlying performance assumptions for unreleased Pictures reflected in the projected cash sources upon the request from the Administrative Agent or any Lender (any such request by a Lender to be coordinated through the Administrative Agent)”.

(n)            Section 5.1(j) of the Credit Agreement is hereby amended by deleting “within sixty (60) days after the end of each calendar quarter” therein and replacing it with “concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a))”.

(o)            Section 5.1(p) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(p) Promptly upon written request therefor, any information required by the Administrative Agent, the Issuing Bank or any Lender under or in connection with the USA Patriot Act, the Beneficial Ownership Regulation and any other applicable “know your customer” or anti-money laundering rules and regulations.”

(p)            Section 5.1(q) of the Credit Agreement is hereby amended by deleting “Within sixty (60) days after the end of each calendar quarter” therein and replacing it with “Concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a))”

(q)            Section 5.1 of the Credit Agreement is hereby amended by adding the following new clauses (w) and (x) at the end thereof:

“(w) For each fiscal quarter, concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a)), detailed reports in form and substance satisfactory to the Administrative Agent (and with supporting details satisfactory to the Administrative Agent) with respect to any P&R Liabilities that constitute accrued liabilities on the balance sheet as of such quarter-end date, reflecting: (i) an aging schedule, on a product-by-product basis, detailing the payment windows during which such balance sheet P&R Liabilities are anticipated to become due and payable (with the time windows to be satisfactory to the Administrative Agent), or, if applicable, the extent to which such P&R Liabilities already became due and payable prior to such quarter-end date, (ii) the extent to which any such P&R Liabilities were paid prior to the delivery of the reporting required by this clause (w); (iii) a break-out aging schedule with respect to any balance sheet P&R Liabilities described in clause (i) above that are attributable to income or payments that were already received by or credited to the Credit Parties prior to such quarter-end date; and (iv) reconciliations against prior P&R Liability reporting, in each case with supporting detail; and

(x) for each fiscal quarter, concurrently with the delivery of the financial statements required under Sections 5.1(a) and 5.1(b) in connection with such fiscal quarter (or fiscal year, in the case of Section 5.1(a)), detailed reports in form and substance satisfactory to the Administrative Agent, (i) detailing the P&A Expenses and UK P&A Expenses of the Credit Parties that were incurred but not yet paid as of the last Business Day of the preceding fiscal quarter, on a Picture-by-Picture Basis, (ii) an aging schedule detailing the payment terms on which such P&A Expenses and UK P&A Expenses are to become due and payable and (iii) the extent to which any such accrued but unpaid P&A Expenses and UK P&A Expenses were paid between the end of the preceding fiscal quarter and the date of the reporting required by this clause (x), in each case with supporting detail;”

(r)             Section 5.4 of the Credit Agreement is hereby amended by adding the following new clause (c) at the end thereof:

“(c) Promptly upon any Authorized Officer of a Credit Party obtaining knowledge of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification, such Credit Party shall promptly give written notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Administrative Agent and the Lenders to evaluate such matters.”

(s)             Section 6.2 of the Credit Agreement is hereby amended by inserting the following new clause (z) at the end thereof:

“(z) Liens held by third-party producers of Pictures in which STX is acquiring distribution rights, or in favor of production lenders or production financiers to such producers, in each case so long as the scope of such Liens and the obligations secured thereby are both (i) limited to the relevant Picture(s) in which STX is acquiring distribution rights and (ii) satisfactory to the Administrative Agent in its reasonable discretion, and so long as any holder of such Liens is the subject of an interparty agreement or an intercreditor agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent in all respects.”

(t)              Section 6.22 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.22 Production Exposures.

(a)             Permit the Production Exposure for any Program to exceed 40% of such Program’s Budgeted Negative Cost.

(b)            Permit the aggregate Production Exposures for all Programs (which shall include any Programs and any pilots of Programs that have been both ordered by a domestic network or SVOD or AVOD platform such as Netflix, Amazon, Hulu or YouTube and that have been green-lit by the Borrower) in active production to exceed at any one time $20,000,000.

(c)             Permit the aggregate at-risk capital for all non-virtual reality Digital Product (“at-risk capital” to mean for purposes of clauses (c) and (d) of this Section 6.22 the Credit Parties’ share of Budgeted Negative Cost for Digital Product net of any anticipated tax incentives and contracted receivables) in active production (including pilots in active production) to exceed at any one time $500,000.

(d)            Permit the aggregate at-risk capital for all virtual reality Digital Product in active production (including pilots in active production) to exceed at any one time $1,500,000.

For the avoidance of doubt, pure producer-for-hire Programs (and pilots for pure producer-for-hire Programs), in which all (or substantially all, but solely in the case of Programs for which the net production costs are cash flowed by an unaffiliated third party and for which the Borrower or any other Credit Party is cash flowing production costs solely with respect to the territorial production spend necessary to collect a Tax Incentive Receivable) production costs are being cash-flowed by third parties and with no intellectual property rights (or only de minimis intellectual property rights) to be held by Credit Parties, shall not be considered for purposes of Sections 6.22(a) or (b).”

(u)            The Credit Agreement is hereby further amended by replacing Schedule 2.16 thereto (“Acceptable Obligors and Allowable Amounts”) with the replacement Schedule 2.16 attached hereto.

4.               Additional Amendments to Credit Agreement. Subject to the occurrence of the Second Option Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)             Section 1.2 of the Credit Agreement is hereby amended by adding the following defined terms in the proper alphabetical order:

“Amendment No. 4” shall mean that certain Waiver and Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of February 11, 2019 among inter alios the Administrative Agent and the Credit Parties.

“Non-Extending Preferred Holder” shall mean any holder of Parent Preferred who, did not execute the Parent Charter Amendment (as defined in Amendment No. 4).

“Parent Retained Equity” shall mean cash equity retained by the Parent in connection with Amendment No. 4, in an amount not to exceed $20,000,000.

(b)            Section 1.2 of the Credit Agreement is hereby amended by replacing the following terms in their entirety:

“Maturity Date” shall mean the earlier of (i) October 7, 2021, and (ii) such other date as the Loans shall become due and payable in accordance with Article 7 hereof~~; and (iii) March 1, 2019; provided that clause (iii) shall only apply if by such date the Borrower has not either (a) extended the deadline for the mandatory repayment of Parent’s Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock (collectively, “Parent Preferred”) from December 3, 2019 to a date that is at least nine months and one day after October 7, 2021, (b) redeemed all such Parent Preferred or (c) converted all of the Parent Preferred into common stock of the Parent~~.

“Parent Preferred” shall mean, collectively, Parent’s Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and any other class of preferred Equity Interests issued by the Parent.

(c)             Section 6.29 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.29 Holding Company. With respect to Parent (but not the Credit Parties), carry on any business, own any assets or incur any liabilities except for: (i) (a) the participation in tax, accounting and other administrative activities as the parent of the consolidated group of companies (including the Credit Parties) and provision of administrative services (excluding treasury services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries; (b) ownership of (A) Equity Interests in the Borrower (but only if those Equity Interests are subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties), (B) Equity Interest in other Subsidiaries of Parent (including activities relating to the formation and capitalization of such subsidiaries), (C) cash and Cash Equivalents to be used for administrative purposes and (D) certain other nominal assets incidental to the business or activities described in this clause (b); (c) the maintenance of its corporate existence; (d) the execution and delivery of the Fundamental Documents and the “Fundamental Documents” referenced in each of the Seer P&A Facility Credit Agreement and the Subordinated Loan Agreement to which it is a party and the performance of its obligations thereunder; (e) activities reasonably incidental to the businesses and activities described in the foregoing clauses (a) through (d), (f) holding the Parent Retained Equity until payment of the Parent Equity to Non-Extending Preferred Holders and/or payment of any applicable consent fee to consenting holders of the Parent Preferred, so long as the consent fee to any such consenting holder shall not exceed the amount of the liquidation value of the Parent Preferred held by such holder (the “Parent Preferred Consent Fees”); provided that (1) such Parent Retained Equity shall be subject to the security arrangements and the covenants and agreements required by Amendment No. 4 and (2) that such payment to the Non-Extending Preferred Holders or payments of Parent Preferred Consent Fees may not be made to the extent that any Default or Event of Default is continuing at such time or would result therefrom, and (g) any other activities consented to by the Administrative Agent in writing in its sole discretion; and (ii) (a) any liabilities under the Fundamental Documents to which it is a party and under the “Fundamental Documents” referenced in each of the Seer P&A Facility Credit Agreement and the Subordinated Loan Agreement to which it is a party, (b) any non-recourse pledge of its Equity Interests in any other Subsidiary and (c) professional fees and administration costs incurred in the ordinary course of business as a holding company.

5.               Conditions to Effectiveness:

5A. The effectiveness of any of Section 2, Section 3 or Section 4 of this Waiver and Amendment is subject to (in addition to the applicable conditions set forth in Sections 5B and 5C) the satisfaction in full of each of the conditions precedent set forth in this Section 5A as follows (the following, the “Baseline Conditions”):

(i)              the Administrative Agent shall have received counterparts of this Waiver and Amendment that, when taken together, bear the signatures of the Parent, Borrower and the Guarantors;

(ii)            the Administrative Agent shall have received satisfactory evidence that at least $100,000,000 of cash equity contributions have been received by the Parent, in each case since November 30, 2018 and with no put or redemption rights exercisable prior to nine months plus one day after the scheduled Maturity Date and otherwise on terms and conditions satisfactory to the Administrative Agent and that Parent shall have contributed at least $80,000,000 of such proceeds to Borrower (the portion of such equity proceeds that are retained at the Parent, which may not exceed the lesser of (a) $20,000,000, and (b) the aggregate amount of the sum of all amounts required to redeem the Non-Extending Preferred Holders (including any accrued interest and/or accrued dividends to be owed to the Non-Extending Preferred Holders described below) on December 31, 2019 plus Parent Preferred Consent Fees owed to holders of the Parent Preferred in connection with the Parent Charter Amendment, is referred to herein as the “Parent Retained Equity”);

(iii)          the Administrative Agent shall have received the Third Amended and Restated Certificate of Incorporation of Parent approved by holders of at least two-thirds of each class of Parent Preferred in the form attached hereto as Exhibit A (the “Parent Charter Amendment”), which Parent Charter Amendment shall formally amend the date of the mandatory redemption rights with respect to all Parent Preferred owned by each holder that executes the Parent Charter Amendment such that they may not be exercised prior to nine months plus one day after October 7, 2021 pursuant to documentation satisfactory to the Administrative Agent;

(iv)          the aggregate amount required to redeem the Parent Preferred (including any accrued interest and/or accrued dividends) for all holders of Parent Preferred that have not executed the Parent Charter Amendment (each such holder a “Non-Extending Preferred Holder”) may not exceed $20,000,000 in the aggregate;

(v)            the representations and warranties contained in Section 6 hereof are true and correct;

(vi)          all costs and expenses due and owing pursuant to Section 12 hereof to the Administrative Agent by the Borrower shall have been paid in full; and

(vii)        all legal matters incident to this Waiver and Amendment shall be satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent.

For the avoidance of doubt, in addition to the achievement of the Baseline Conditions, (i) the provisions of Sections 2 and 3 of this Amendment shall not be effective until the satisfaction of the conditions precedent in Section 5B and (ii) the provisions of Section 4 of this Amendment shall not be effective until the satisfaction of the conditions precedent in Section 5C.

5B. The effectiveness of Section 2 and Section 3 of this Waiver and Amendment are also subject to the satisfaction in full of each of the conditions precedent set forth in this Section 5B (the date on which each of such conditions precedent has been satisfied, the “First Option Effective Date”):

(i)              the satisfaction of each of the Baseline Conditions;

(ii)            the Administrative Agent shall have received counterparts of this Waiver and Amendment that, when taken together, bear signatures from Lenders who have checked Box 1 on their counterpart signature page who collectively constitute the Required Lenders;

(iii)          the Administrative Agent shall have received from the Borrower, for the benefit of each Lender that has executed this Amendment and checked Box 1 of their counterpart signature page (any such Lender a “First Option Approving Lender”), an amendment fee equal to 0.025% of the Commitments held by each such First Option Approving Lender immediately prior to the First Option Effective Date; and

(iv)          immediately before (but giving pro forma effect to the Non-Recurring Cost Exclusion and the Waiver of the Overhead Covenant Default that would become effective upon the First Option Effective Date) and immediately after giving effect to the amendments and waivers to occur on the First Option Effective Date, no Default or Event of Default shall have occurred and be continuing.

5C. The effectiveness of Section 4 of this Waiver and Amendment is also subject to the satisfaction in full of each of the conditions precedent set forth in this Section 5C (the date upon which each of such conditions precedent has been satisfied, the “Second Option Effective Date”) as follows:

(i)              the satisfaction of each of the Baseline Conditions;

(ii)            the Administrative Agent shall have received counterparts of this Waiver and Amendment that, when taken together, bear the signatures of all of the Lenders, and all such Lenders have checked Box 2 on their counterpart signature page;

(iii)          the Administrative Agent shall have received from the Borrower, for the benefit of each Lender an amendment fee equal to 0.025% of the Commitments held by each such Lender;

(iv)          the Administrative Agent shall have received (i) from Parent, a first priority security interest (for the benefit of the Secured Parties) in the Parent Retained Equity and all proceeds thereof, and (ii) to the extent requested by the Administrative Agent, a deposit account control agreement granting the Administrative Agent (for the benefit of the Secured Parties) springing cash dominion over any deposit account in which any proceeds of the Parent Equity Contribution are held, or other cash collateral arrangements acceptable to the Administrative Agent, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent;

(v)            the Parent shall have also executed parallel security documents granting liens on the Parent Retained Equity in favor of the Seer P&A Agent and the Subordinated Agent (but on a subordinated basis as set forth in the Senior Intercreditor Agreement with respect to the Seer P&A Agent and the Subordination Agreement with respect to the Subordinated Agent), in each case in form and substance satisfactory to the Administrative Agent and, if required pursuant to the Senior Intercreditor Agreement or Subordination Agreement, such documentation shall constitute an acknowledgment from the Seer P&A Agent and the Subordinated Agent of the amendments to Section 6.29 of the Credit Agreement set forth herein, in form and substance satisfactory to the Administrative Agent and that such amendments are effectively binding on them;

(vi)          immediately before and immediately after giving effect to the amendments and waivers to occur on the Second Option Effective Date, no Default or Event of Default shall have occurred and be continuing (with the sole exception of the Overhead Covenant Default if the First Option Effective Date has not yet occurred); and

(vii)        all legal matters related to the foregoing Section 5C shall be satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

5D. It is acknowledged and agreed that the First Option Effective Date may occur without the Second Option Date occurring (i.e., if the Baseline Conditions and the conditions set forth in Section 5B but not those set forth in Section 5C are satisfied), and that the Second Option Effective Date may occur without the First Option Effective Date occurring (i.e., if the Baseline Conditions and the conditions set forth in Section 5C but not those set forth in Section 5B are satisfied).

6.               Representations and Warranties. Each of the Credit Parties represents and warrants that:

(a)             each of the Credit Parties has the power and authority to execute and deliver this Waiver and Amendment and perform its obligations under this Waiver and Amendment and the Credit Agreement as amended hereby;

(b)            the execution and delivery by each of the Credit Parties of this Waiver and Amendment, and the performance by such Person of its obligations under this Waiver and Amendment and the Credit Agreement as amended hereby (i) have been duly authorized by all necessary company action (or similar action) on the part of such Person, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Person or any of its properties or assets, (iii) will not violate any provision of the certificate of formation or organization, by-laws, operating agreement, partnership agreement or any other organizational document of such Person, (iv) will not violate any provision of, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate any indenture, agreement, bond, note or other similar instrument to which such Person is a party or by which such Person or any of its properties or assets are bound, other than where any such violation, conflict, breach, default or termination could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of such Person other than pursuant to the Fundamental Documents; and

(c)             the representations and warranties contained in the Credit Agreement and the other Fundamental Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) with the same effect as if made on and as of the date hereof.

7.               Fundamental Document. This Amendment is designated a Fundamental Document by the Administrative Agent.

8.               Full Force and Effect. Except as expressly set forth herein, this Waiver and Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Fundamental Document, does not constitute a waiver of any Default or Event of Default whether or not known to the Administrative Agent or the Lenders, and does not entitle any Credit Party to any amendment, waiver or modification of any provision of the Credit Agreement or any other Fundamental Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and confirmed. Without limiting the foregoing, each Credit Party hereby (i) reaffirms its obligations under the Credit Agreement and the other Fundamental Documents to which it is a party and (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to any of the Fundamental Documents. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Waiver and Amendment.

9.               Further Assurances. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Credit Parties in accordance with Section 13.4 of the Credit Agreement, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Waiver and Amendment.

10.            APPLICABLE LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

11.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Waiver and Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

12.            Expenses. The Borrower agrees to pay pursuant to Section 13.4 of the Credit Agreement, all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Waiver and Amendment, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent.

13.            Headings. The headings of this Waiver and Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Waiver and Amendment.

14.            Parent Agreement. By its execution hereof, Parent acknowledges and agrees that (a) it will not utilize or deploy any Parent Retained Equity for any purpose other than to either contribute such sums to the Borrower or to (subject to the terms hereof) redeem the Parent Preferred (as such term is defined in the Credit Agreement on the date hereof, i.e., before the changes that would be implemented upon the Second Option Effective Date) held by the Non-Extending Preferred Holders or pay any applicable Parent Preferred Consent Fees payable to holders of the Parent Preferred in connection with the Parent Charter Amendment; (b) it shall not make any such redemption payment if any Default or Event of Default shall have occurred and be continuing or would result therefrom; (c) it shall take any action reasonably requested by the Administrative Agent to perfect its security interest (on behalf of the Secured Parties) in the Parent Retained Equity and have dominion over any deposit account in which it is held; and (d) the Administrative Agent shall be fully entitled to exercise dominion over any and all Parent

Retained Equity, and apply such Parent Retained Equity against the Obligations, upon the occurrence and during the continuance of any Event of Default.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed as of the date first written above.

PARENT: STX FILMWORKS, INC. By: /s/ Noah Fogelson_______________________ Name: Title:
BORROWER: STX FINANCING, LLC By: /s/ Noah Fogelson_______________________ Name: Title:

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

GUARANTORS:

STX FILMDEV, LLC

STX FILMDEV II, LLC

STX PLAN F, LLC

STX PRODUCTIONS, LLC

STX TV, INC.

STX LOUISIANA, LLC

FSO JONES, LLC

STX NY, INC.

FSO JONES NY, LLC

STX MUSIC, LLC

STX MUSIC PUBLISHING, LLC

STX RECORDINGS, LLC

MARS BOYS, LLC

WE ARE BESTIES, LLC

BAD MOMS LOUISIANA, LLC

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

ADRIFT PRODUCTIONS UK LTD.

VATN ALLS STADAR, LLC

ADRIFT PRODUCTIONS NZ LIMITED

PUPPET MURDERS, LLC

MILE 22, LLC

SECOND ACT PRODUCTIONS, LLC

SEVENTEEN BRIDGES, LLC

MINNETONKA DREAMS, LLC

UGLY INDUSTRIES, LLC

By: /s/ Noah Fogelson_______________________

Name:

Title:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and as a Lender

By: ______________________________

Name:

Title:

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

GUARANTORS:

STX FILMDEV, LLC

STX FILMDEV II, LLC

STX PLAN F, LLC

STX PRODUCTIONS, LLC

STX TV, INC.

STX LOUISIANA, LLC

FSO JONES, LLC

STX NY, INC.

FSO JONES NY, LLC

STX MUSIC, LLC

STX MUSIC PUBLISHING, LLC

STX RECORDINGS, LLC

MARS BOYS, LLC

WE ARE BESTIES, LLC

BAD MOMS LOUISIANA, LLC

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

ADRIFT PRODUCTIONS UK LTD.

VATN ALLS STADAR, LLC

ADRIFT PRODUCTIONS NZ LIMITED

PUPPET MURDERS, LLC

MILE 22, LLC

SECOND ACT PRODUCTIONS, LLC

SEVENTEEN BRIDGES, LLC

MINNETONKA DREAMS, LLC

UGLY INDUSTRIES, LLC

By: _____________________________

Name:

Title:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and as a Lender

By: /s/ Patrick J. Minnick_______________________

Name: Patrick J. Minnick

Title: Executive Director

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

BANK OF AMERICA, N.A.

By: /s/ Sharad C. Bhatt_______________________

Name: Sharad C. Bhatt

Title: Senior Vice President

Box 1 ☒ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

MUFG Union Bank, N.A.

By: /s/ Ryan Bannan_______________________

Name: Ryan Bannan

Title: Vice President

Box 1 ☒ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

East West Bank

By: /s/ Jodi Chong_______________________

Name: Jodi Chong

Title: First Vice President

Box 1 ☐ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

CIT Bank, N.A.

By: /s/ Jennifer Del Preore____________________

Name: Jennifer Del Preore

Title: Director

Box 1 ☒ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

Comerica Bank

By: /s/ David A. Shaver______________________

Name: David A. Shaver

Title: Portfolio Manager, Entertainment

Box 1 ☐ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

CITY NATIONAL BANK, a national banking association

By: /s/ Judy Tu_______________________

Name: Judy Tu

Title: SVP

Box 1 ☐ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

SunTrust Bank

By: /s/ J. Matthew Rowand____________________

Name: J. Matthew Rowand

Title: Director

Box 1 ☒ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

BANK HAPOALIM B.M.

By: /s/ Lenroy Hackett_______________________

Name: Lenroy Hackett

Title: Senior Vice President

By: /s/ Marline Alexander_____________________

Name: Marline Alexander

Title: First Vice President

Box 1 ☒ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

Name of Lender:

Emigrant Bank

By: /s/ Angelo Gambino_____________________

Name: Angelo Gambino

Title: Vice Chairman

Box 1 ☒ The above-signed Lender hereby agrees to the waiver set forth in Section 2 and the amendments set forth in Section 3 of this Waiver and Amendment.

Box 2 ☒ The above-signed Lender hereby agrees to the amendments set forth in Section 4 of this Waiver and Amendment.

Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement

SCHEDULE 2.16

Acceptable Obligors and Allowable Amounts

[Schedule omitted.]

Exhibit A

Third Amended and Restated Certificate of Incorporation of STX Filmworks, Inc.

[Exhibit omitted.]